Exhibit 99.1

Tivic to reconvene Annual Meeting of Stockholders June 14, 2023

Tivic urges shareholders of record as of April 13, 2023, to vote their shares

SAN FRANCISCO - June 9, 2023 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced that its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for and convened on Tuesday, June 6, 2023 was partially adjourned to Wednesday, June 14, 2023 at 1:00 p.m. Pacific Standard Time. The record date for determining stockholders eligible to vote at the Annual Meeting will remain the close of business on April 13, 2023.

Jennifer Ernst, CEO of Tivic Health, explained, “We are very encouraged by the percentage of stockholders who voted in support of key proposals on the ballot. However, due to limited proxy representation, we still need additional votes in order to obtain approval of key measures. I cannot understate the importance of shareholder representation, which is why our Board unanimously voted to reconvene on June 14 in the interest of soliciting further shareholder support.”

Tivic strongly encourages its stockholders to vote.

Stockholders as of close of business on April 13, 2023, the record date for the Annual Meeting, who have not yet voted are encouraged to vote over the Internet at www.virtualshareholdermeeting.com/TIVC2023. Stockholders needing assistance voting or have questions may contact the Company at ir@tivichealth.com.

About Tivic

Tivic is a commercial health tech company advancing the field of bioelectronic medicine. Tivic’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic’s first commercial product, ClearUP, is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information, visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market, economic and other conditions; supply chain constraints; macroeconomic factors, including inflation; the company’s ability to raise additional capital on favorable terms; changes in regulatory requirements; and

unexpected costs, charges or expenses that reduce Tivic’s capital resources. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Tivic’s actual results to differ from those contained in the forward-looking statements, see Tivic’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, under the heading “Risk Factors,” as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Investor Contact:

Hanover International, Inc.
ir@tivichealth.com